Exhibit 99.1

Emeren Group Announces Completion of Merger

Norwalk, CT, Dec 15, 2025 – Emeren Group Ltd (“Emeren” or the “Company”) (www.emeren.com) (NYSE: SOL), a leading global solar project developer, owner, and operator, today announced the completion of the merger contemplated by the previously announced agreement and plan of merger dated June 18, 2025, as amended by an amendment agreement dated September 2, 2025 (the “Merger Agreement”), among the Company, Shurya Vitra Ltd., a business company incorporated under the Laws of the British Virgin Islands (“Parent”), and Emeren Holdings Ltd, a business company incorporated under the Laws of the British Virgin Islands and a wholly owned subsidiary of Parent (“Merger Sub”). As a result of the merger, the Company became a wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, which was approved by the Company’s shareholders at an extraordinary general meeting held on December 9, 2025, each outstanding ordinary share of the Company (“Share”) has been cancelled in exchange for the right to receive US$0.20 per Share and each American depositary share (“ADS”), each representing ten Shares, has been cancelled in exchange for the right to receive US$2.00 per ADS (less a US$0.05 per ADS cancellation fee pursuant to the terms of the deposit agreement), in each case, in cash, without interest and net of any applicable withholding taxes, except for the Shares (including Shares represented by ADSs): (a) held by the Company as treasury shares or owned by Parent, Merger Sub or any other affiliate thereof (the “Cancelled Shares”), (b) as to which appraisal rights have been properly exercised in accordance with Section 179 of the BVI Business Companies Act, as amended (the “BVI Companies Act”) (the “Dissenting Shares”) and (c) held by any Rollover Securityholder (as defined in the Merger Agreement) (the “Rollover Shares,” and together with the Cancelled Shares and the Dissenting Shares, the “Excluded Shares”).

Payment of the merger consideration will be made to surrendering ADS holders and holders of ADSs in uncertificated form as soon as practicable after The Bank of New York Mellon, a New York banking corporation (the “Depositary”) receives the merger consideration.

The Company also announced today that it requested that trading of its ADSs on the New York Stock Exchange (the “NYSE”) be suspended beginning on December 15, 2025. The Company requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) notifying the SEC of the delisting of the Company’s ADSs on the NYSE and the deregistration of the Company’s registered securities. The Company intends to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by filing a Form 15 with the SEC in ten days. The Company’s obligation to furnish to or file with the SEC certain reports and forms, including Form 10-K and Form 8-K, will be suspended immediately as of the filing date of the Form 15 and will cease once the deregistration becomes effective.

SAFE HARBOR STATEMENT

This announcement contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "targets, "confident" and similar statements. Among other things, statements that are not historical facts, including statements about the payment of the merger consideration, Emeren's delisting of ADSs on the NYSE and deregistration under the Exchange Act, and other statements of beliefs and expectations and strategic and operational plans, are or contain forward-looking statements. Emeren may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its periodic reports to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. All forward-looking statements are based upon management's expectations at the time of the statements and involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: actions by third parties such as the NYSE and the SEC; execution of Emeren's strategies and business plans; growth and trends of the industries in which Emeren operates; market acceptance of Emeren's products and services; competition in the industries in which Emeren operates; Emeren's ability to control costs and expenses; Emeren's ability to retain key personnel and attract new talent; relevant government policies and regulations relating to Emeren's industry, corporate structure and business operations; seasonality in the business; fluctuations in currencies exchange rates; risks related to acquisitions or investments Emeren has made or will make in the future; accounting adjustments that may occur during the quarterly or annual close or auditing process; and fluctuations in general economic, political, geopolitical and business conditions. Further information regarding these and other risks are included in Emeren's filings with the U.S. Securities and Exchange Commission. All information provided in this press release and in the attachments is as of the date of the press release and based on assumptions that Emeren believes to be reasonable as of this date, and Emeren undertakes no obligation to update any forward-looking statement, except as required under applicable law.

ABOUT EMEREN GROUP LTD

Emeren Group Ltd (NYSE: SOL), a renewable energy leader, showcases a comprehensive portfolio of solar projects and Independent Power Producer (IPP) assets, complemented by a significant global Battery Energy Storage System (BESS) capacity. Specializing in the entire solar project lifecycle — from development through construction to financing — we excel by leveraging local talent in each market, ensuring our sustainable energy solutions are at the forefront of efficiency and impact. Our commitment to enhancing solar power and energy storage underlines our dedication to innovation, excellence, and environmental responsibility. For more information, go to www.emeren.com.

Contacts:

Emeren Group Ltd - Investor Relations
+1 (925) 425-7335
ir@emeren.com